Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-99582) pertaining to the Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-05283) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-51413) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan;

(4)	Registration Statement (Form S-8 No. 333-72761) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan;

(5)	Registration Statement (Form S-8 No. 333-95479) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan, the CR Technology, Inc. 1983 Stock Option Plan and 1991 Stock Option Plan;

(6)	Registration Statement (Form S-8 No. 333-54254) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan, 2001 Equity Incentive Plan and Image Processing Systems Inc. Share Incentive Plan;

(7)	Registration Statement (Form S-8 No. 333-90332) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan;

(8)	Registration Statement (Form S-8 No. 333-97037) pertaining to the Photon Dynamics, Inc. 2001 Equity Incentive Plan;

(9)	Registration Statement (Form S-8 No. 333-104809) pertaining to the Photon Dynamics, Inc. 1995 Amended and Restated Stock Option Plan and 1995 Employee Stock Purchase Plan;

(10)	Registration Statement (Form S-8 No. 333-117021) pertaining to the Photon Dynamics, Inc. 1995 Amended and Restated Stock Option Plan and 1995 Employee Stock Purchase Plan; and

(11)	Registration Statement (Form S-8 No. 333-127448) pertaining to the Photon Dynamics, Inc. 2005 Employee Stock Purchase Plan, 2005 Equity Incentive Plan and 2005 Non-Employee Directors Stock Option Plan

(*12)	Registration Statement (Form S-8 No. 333-141811) pertaining to the Photon Dynamics, Inc. 2005 Equity Incentive Plan, as amended, and 2006 Non-Employee Directors’ Stock Incentive Plan
of our reports dated January 21, 2008 with respect to the consolidated financial statements and schedule of Photon Dynamics, Inc. and the effectiveness of internal control over financial reporting of Photon Dynamics, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2007.
/s/ Ernst & Young LLP
Palo Alto, California
January 21, 2008